Exhibit 99.2

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COMPLETE SETTLEMENT AGREEMENT

AND GENERAL RELEASE AND CONFIDENTIALITY, NONCOMPETITION AND
NONSOLICITATION AGREEMENT

READ IT CAREFULLY

NOTICE TO MATTHEW P. PROSSEDA:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Complete Settlement Agreement and General Release (“Agreement”), you are agreeing to completely release First Keystone Corporation, First Keystone Community Bank, and their subsidiaries, affiliates, directors and officers. Therefore, you should consult with an attorney before signing this Agreement. You have twenty-one days (21) days from the date of receipt of this document to consider the Agreement. The twenty-one (21) days will begin to run on the day after receipt. If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This Complete Settlement Agreement and General Release and Confidentiality, Noncompetition and Nonsolicitation (“Agreement”) by and among Matthew P. Prosseda (“Executive”), First Keystone Corporation (“Corporation”), and First Keystone Community Bank (“Bank”) is made effective this 24th day of April, 2018.

WHEREAS, Executive served as the President, Chief Executive Officer, and Director of the Corporation and the Bank;

WHEREAS, Executive wishes to resign effective April 24, 2018 from all positions at or in connection with the Corporation and the Bank;

WHEREAS, Executive is a party to the First Keystone National Bank Salary Continuation Agreement dated May 21, 2007 (“SERP”);

WHEREAS, Executive is not a party to an employment or other agreement relating to or in connection with his employment with the Corporation and the Bank; and

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WHEREAS, the Bank desires to pay the Executive the severance outlined below provided Executive executes, complies with and does not revoke this Agreement.

In consideration of the foregoing preambles, the mutual covenants and agreements set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Termination of Employment; Payments to Executive

a.        Executive’s termination of employment with the Corporation and the Bank shall be effective April 24, 2018. Executive confirms his resignation and termination of service with the Corporation and the Bank and all of their subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any office or position with any trade group or any non-profit or charitable organization which he holds on behalf of the Corporation and the Bank, including but not limited to Berwick Industrial Development Association and Columbia Montour Boy Scouts. Executive hereby resigns from the Corporation’s, the Bank’s and any of their affiliates’ or subsidiaries’ Board of Directors effective April 24, 2018. Executive acknowledges that he shall be solely liable and responsible for all charges, dues, assessments, or other costs related to the Westmoreland Club after April 24, 2018.

b.       Executive acknowledges and agrees that as a result of his resignation, he is waiving and forfeiting all rights under his SERP. Executive acknowledges and agrees that the SERP shall become null and void without effect upon the execution of this Agreement.

c.       In consideration of Executive continuously and at all times complying with all of his obligations pursuant to this Agreement including Sections 1b, 4, 5, and 6, the Bank shall pay Executive a lump sum equal to Two Hundred Ninety Thousand Dollars ($290,000) minus all appropriate withholdings and/or deductions and shall pay Transition Strategies, LLC Ten Thousand Dollars ($10,000), payable in accordance with the customary payroll practices of the Bank on the first payroll date, if administratively feasible, after the expiration of the Revocation Period as defined in Section 12. The Bank shall pay an amount equal to the employer’s share of medical coverage that it pays for its employees generally, toward Executive’s COBRA coverage premium for six (6) months provided Executive is eligible for COBRA. The Corporation and the Bank shall have no further obligations to Executive.

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d.        Executive acknowledges and agrees that the benefits to be provided to Executive by the Bank pursuant to Paragraph 1(c) are all to which he is or may be entitled and are in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.

2.       Costs, Including Attorneys’ Fees. Executive understands and agrees that the Corporation and the Bank shall not be liable to Executive and/or any of Executives present or former attorney for any costs, expenses, or attorneys’ fees of any kind or amount. Furthermore, Executive expressly agrees that he is not to be considered to be the “prevailing” or “successful” party within the meaning of any statute, rule, or other law.

3.       Release by Executive. In consideration of the payments and severance benefits set forth in this Agreement which consideration and severance benefits Executive was not otherwise entitled to receive, and intending to be legally bound, Executive, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges the Corporation and the Bank, and their predecessors, successors, affiliates, subsidiaries, parents, partners and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them, (individually and collectively “the Releasees”) from any and all liabilities, claims, actions, causes of action, rights, judgments, obligations, demands, damages or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Executive had, now has, or may have or could claim to have against the Releasees, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights in any way arising from or based upon the SERP, Executive’s employment with the Corporation and the Bank, or which relate in any way to the termination of Executive's employment with the Corporation and the Bank, and also including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, the Family and Medical Leave Act, any Whistleblower provision of any statute or law, the Executive Retirement Income Security Act of 1974, and any other statute, regulation, or law or amendments thereto.

Executive further agrees that the payments and benefits described in this Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Releasees arising out of his employment relationship, the SERP, or his service as an employee, officer, and director of the Corporation and the Bank and the termination thereof.

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4.       Confidential Information.

a.        Executive agrees that he will not communicate the terms and conditions of this Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.

b.        Executive hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to the Corporation’s and the Bank’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of the Corporation and the Bank; the names of and any and all information, including personal consumer or customer information requiring protection under federal financial privacy laws, with respect to the past, present and prospective customers or clients of the Corporation and the Bank; target customers or markets; past, present or future research done by the Corporation and the Bank respecting the business or operations of the Corporation and the Bank; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of the Corporation and the Bank (“Information”). All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of the Corporation and the Bank, or being used by the Corporation and the Bank, are the sole and confidential property of the Corporation and the Bank and shall be treated as confidential. Executive agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information.

c.        If he has not already done so, immediately upon the later of his resignation or the execution of this Agreement, Executive agrees to return to the Corporation and the Bank, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Executive in connection with his relationship with the Corporation and the Bank. In addition, Executive agrees to immediately return and immediately cease use of all credit cards, computers, automobiles and the Corporation’s and the Bank’s devices and property.

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5.       Covenant Not to Compete/Nonsolicitation.

a.       Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly agrees that, during and for the applicable period set forth in Section 5(c) hereof, Executive shall not, except as otherwise permitted in writing by the Corporation and the Bank:

(i)       be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation, the Bank, or any of its subsidiaries are engaged, in Columbia, Luzerne, Lycoming, Monroe, Montour, and Lackawanna counties (the “Non-Competition Area”);

(ii)       provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of its affiliates or subsidiaries are engaged, in the Non-Competition Area;

(iii)       directly or indirectly solicit persons or entities who were customers or referral sources of the Corporation or the Bank or their subsidiaries within six (6) months of Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation or the Bank or its subsidiaries; or

(iv)       directly or indirectly solicit employees of the Corporation or the Bank or its subsidiaries who were employed within two (2) years of Executive’s termination of employment to work for anyone other than the Corporation or the Bank or their subsidiaries.

b.       It is expressly understood and agreed that, although Executive and the Corporation and the Bank consider the restrictions contained in Section 5(a) hereof reasonable for the purpose of preserving for the Corporation and the Bank and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 5(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 5(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

c.       The provisions of this Section 5 shall be applicable, commencing on the date of this Agreement and ending twenty-four (24) months later.

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6.        Cooperation, Non-Disparagement and Standstill. Executive agrees that he will not disparage or make derogatory comments about the Corporation and the Bank, the Corporation’s and the Bank’s present and former officers, directors, employees, agents, or attorneys, or their business practices.

Executive further agrees that he will not attend any of the Corporation’s Shareholders’ meetings to which he is not specifically invited by the Chairman of the Board or the Board of Directors. He further agrees that he shall not grant a proxy to any person other than the Corporation or its management to attend the meeting, shall not solicit proxies for any reason whatsoever, shall not vote against the Board recommendations, shall not recommend or solicit proxies for any persons for election of directors other than those put forth by the Board, shall not participate in any tender offer or group as defined under Section 13(a) of the Securities Exchange Act of 1934, as amended and shall not make (or participate in ) any shareholder proposals in any manner whatsoever.

The Corporation and the Bank will not make nor will it authorize any defamatory comments to be made regarding Executive; provided however, this paragraph shall not apply to any statements made to federal or state regulatory agencies or authorities or otherwise required by law.

7.        No Admission of Wrongdoing. Executive agrees that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party. Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.

8.        Application for Employment. Executive agrees that he will not seek employment from the Corporation or the Bank, and he hereby releases the Corporation and the Bank from any and all liability on account of any denial by them of employment.

9.        Federal and State Laws. Executive acknowledges and specifically agrees that the Corporation and the Bank are companies with obligations under federal and state securities laws, and federal and state banking laws and shall be entitled to comply in all aspects with the federal and state securities and banking laws or other laws in any manner the Corporation and the Bank believe is appropriate and necessary, including but not limited to disclosure of this Agreement.

10.       Injunctive Relief. Executive agrees that any breach of the agreements, provisions and representations set forth in Paragraphs 4, 5, and 6 will cause the Releasees irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach any or all of the Releasees shall be entitled, in addition to and not in lieu of any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him. Executive further agrees that in any and/or all such circumstances, all of his obligations under this Agreement will remain in full force and effect.

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11.        Acceptance Period.

The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days. You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Executive receives this Agreement. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first (21st) day (the “Acceptance Period”). In order to accept this Agreement, Executive must sign his name and date his signature at the end of this Agreement and return it to the Corporation and the Bank, c/o Nicholas Bybel, Jr., Bybel Rutledge LLP, 1017 Mumma Road, Ste. 302, Lemoyne, Pennsylvania 17043 or bybel@bybelrutledge.com. If the twenty-first (21st) day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s and the Bank’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.

12.        Revocation Period. Executive has the right to revoke this Agreement at any time within seven (7) days from the date Executive signs this Agreement (the “Revocation Period”), and this Agreement will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day which Executive has signed this Agreement which is indicated by the date Executive affixes to his signature at the end of this Agreement. It will then run for seven calendar days and expire at the end of the seventh (7th) day. In order to revoke this Agreement, Executive must notify the Corporation and the Bank in writing of his decision to revoke the Agreement. Executive must ensure that the Corporation and the Bank (via Nicholas Bybel, Jr., at the address indicated in Paragraph 10 above) receives his written notice of revocation at his office in Lemoyne, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s and the Bank’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement. Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

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13.       The Corporation and the Bank Not Executive’s Advisor. The Corporation and the Bank makes no representation or warranty, express or implied, to Executive regarding the treatment of this Agreement or any payments Executive may receive by virtue of or in connection with any provision of this Agreement, under state, federal, or local laws pertaining to income or other taxation, nor does the Corporation and the Bank provide to Executive any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and Executive acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Agreement and any decisions or elections which Executive may subsequently make in relation to any of the subject matter of this Agreement. The Corporation and the Bank makes no representation as to the applicability of Internal Revenue Code Section 409A to the payments under this Agreement.

14.       Agreement Freely and Voluntarily Entered Into. Executive warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

15.        Representations to the Corporation and the Bank. In connection with his entering into this Agreement, and as an inducement for Corporation and the Bank to enter into this Agreement, Executive hereby represents the following matters to the Corporation and the Bank:

a.        That Executive has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between Executive and the Corporation and the Bank, and that Executive has not relied upon any representations or statements, written or oral, not set forth in this document; and

b.        That Executive has had such time as Executive deemed necessary to review, consider, and deliberate as to the terms of this Agreement.

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16.        Severability. Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable does not constitute all or substantially all of the undertakings by either Executive or the Corporation and the Bank, the remainder of this Agreement shall continue in full force and effect.

17.        Notices. Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, email, or certified or registered mail, postage prepaid, as follows:

A.	If to the Corporation and the Bank:

Nicholas Bybel, Jr.

Bybel Rutledge, LLP

1017 Mumma Road, Suite 302

Lemoyne, Pa 17043

bybel@bybelrutledge.com

B.	If to Executive:

Matthew Prosseda

35 Hartman’s Grove

Orangeville, PA 17859

cc:	Robin Bond

Transition Strategies, LLC

88 Militia Hill Drive

Chesterbrook, PA 19087

Or to any other address as any party shall have specified for itself by notice in writing to the other party.

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18.       Choice of Law. This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

19.       Complete Written Settlement. This Agreement expresses a full and complete settlement of all disputes between Executive and the Corporation and the Bank. Executive agrees that there are absolutely no agreements or reservations relating to termination of Executive’s employment and Executive’s release of the Corporation and the Bank that are not clearly expressed in writing herein. This Agreement replaces and supersedes all provisions of the SERP, including its restrictive covenant provisions. This Agreement may not be modified except in writing signed by all parties hereto. Executive further agrees that the payments and benefits described herein are all he and/or his counsel are ever to receive with regard to Executive’s termination of employment and execution of this Release, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.

20.       Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

21.       Counterparts. This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

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IN WITNESS WHEREOF, the parties have executed this Complete Settlement Agreement and General Release on the date written below.

WITNESS:	EXECUTIVE

/s/ Matthew P. Prosseda
Matthew P. Prosseda
Date: April 24, 2018

ATTEST:	FIRST KEYSTONE CORPORATION

	By:	/s/ Robert A. Bull
Robert A. Bull
Chairman

ATTEST:	FIRST KEYSTONE COMMUNITY BANK

	By:	/s/ Robert A. Bull
Robert A. Bull
Chairman